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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                   L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

         This Certificate of Limited Partnership for L-3 Communications Integrated System L.P. is being duly executed and filed by the undersigned, as an authorized person, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C.(Section)17-101, et seq.).

         1. The name of the limited partnership formed hereby is "L-3 Communications Integrated Systems L.P." (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

         3. The name of the registered agent of the Partnership at such address is The Corporation Trust Company.

         4. The name of the general partner of the Partnership is L-3 Communications AIS GP Corporation, and the mailing address for the general partner of the Partnership is 600 Third Avenue, New York, New York 10016.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of L-3 Communications Integrated Systems L.P. this 22 day of February, 2002.


                                          By: L3 COMMUNICATIONS AIS GP
                                              CORPORATION, as general partner



                                              By: /s/ Christopher C. Cambria
                                                  ------------------------------
                                                  Name:  Christopher C. Cambria
                                                  Title: Vice President